Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act
I, Prakash A. Melwani, Director and President of The India Fund, Inc. (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2007	/s/ Prakash A. Melwani

Prakash A. Melwani, Director and President
(principal executive officer)
I, Joseph M. Malangoni, Treasurer and Vice President of The India Fund, Inc. (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2007	/s/ Joseph M. Malangoni
Joseph M. Malangoni, Treasurer and Vice President (principal financial officer)

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